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VUL/SVUL ADDENDUM TO APPLICATION                      [LOGO] LINCOLN NATIONAL
                                                             LIFE INSURANCE CO.
                                                             ------------------
                                                      A part of LINCOLN NATIONAL
                                                      CORPORATION

THIS VUL/SVUL ADDENDUM IS SUBMITTED AS A SUPPLEMENT TO LIFE INSURANCE APPLICATION NO.

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Name of Proposed Insured(s): ____________________________________________________________________________________________________
                                          First                              Middle Initial                     Last


                             ____________________________________________________________________________________________________
                                          First                              Middle Initial                     Last


Name of Owner(s): _______________________________________________________________________________________________________________
                            First                              Middle Initial                         Last


                  _______________________________________________________________________________________________________________
                            First                              Middle Initial                         Last
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1. BROKER/
   DEALER                     Print Name of Broker/Dealer: ___________________________________________________________________
   INFORMATION
                              Address: _______________________________________________________________________________________

                              Telephone: ___________________________________          Field Office Code: _____________________
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2. INVESTMENT                 Overall Investment Objective for Sub-Account Selections:
   OBJECTIVE                  / / Aggressive Growth         / / Growth & Income          (SELECT ONE OBJECTIVE ONLY)
                              / / Growth                    / / Income
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3. INITIAL                    FIXED ACCOUNT___________%  Transfer(s) from the Fixed Account may only be made during the 30-day
   PREMIUM                    period following each Policy Anniversary and is (are) subject to a maximum annual limit of 20% of the
   ALLOCATION                 Fixed Account Value as of that Policy Anniversary.  (SEE POLICY SPECIFICATION PAGE)
   (Allocation to any
    one % line must be        VARIABLE ACCOUNT - SUB-ACCOUNTS (FUNDS)
    1% or more. Use           AIM VARIABLE INSURANCE FUNDS, INC.                     JANUS ASPEN SERIES
    whole percentages         ____% AIM V.I. Growth Fund                             ____% Balanced Portfolio
    only.  Grand Total        ____% AIM V.I International Equity Fund                ____% Worldwide Growth Portfolio
    of all allocations        ____% AIM V.I. Value Fund
    made in this section                                                             LINCOLN NATIONAL
    of the application        BARON CAPITAL FUNDS TRUST                              ____% LN Bond Fund, Inc.
    must equal 100%)          ____% Baron Capital Asset Fund                         ____% LN Capital Appreciation Fund, Inc.
                                                                                     ____% LN Equity-Income Fund, Inc.
                              BT INSURANCE FUNDS TRUST                               ____% LN Global Asset Allocation Fund, Inc.
                              ____% BT EAFE-Registered Trademark- Equity Index Fund  ____% LN Money Market Fund, Inc.
   IF DOLLAR                  ____% BT Equity 500 Index Fund                         ____% LN Social Awareness Fund, Inc.
   COST                       ____% BT Small Cap Index Fund
   AVERAGING                                                                         MFS-Registered Trademark- VARIABLE INSURANCE
   is elected, an             DELAWARE GROUP PREMIUM FUND, INC.                      TRUST
   allocation must            ____% Delchester Series                                ____% MFS Emerging Growth Series
   be made to the             ____% Devon Series                                     ____% MFS Total Return Series
   Money Market               ____% Emerging Markets Series                          ____% MFS Utilities Series
   Fund and the %             ____% REIT Series
   allocated must             ____% Small Cap Value Series                           NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
   result in an initial       ____% Trend Series                                     ____% AMT Mid-Cap Growth Portfolio
   amount of at least                                                                ____% AMT Partners Portfolio
   $1,000 in such
   account.  Please           FIDELITY VARIABLE INSURANCE PRODUCTS FUND II           TEMPELTON VARIABLE PRODUCTS SERIES FUND
   complete Section 6.        ____% Contrafund Portfolio - Service Class             ____% International Fund - Class 2
                                                                                     ____% Stock Fund - Class 2
                              FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
                              ____% Growth Opportunities Portfolio - Service Class

                              NOTE: ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT
                              EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.  THE DEATH
                              BENEFIT PROCEEDS AND THE CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE
                              VARIABLE ACCOUNT.  ALSO, THE DEATH BENEFIT PROCEEDS MAY BE VARIABLE OR FIXED UNDER SPECIFIED
                              CONDITIONS.
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4. AUTOMATIC                  / / Quarterly        / / Semi-Annual        / / Annual
   REBALANCING
   / / Yes   / / No           NOTE: THIS SERVICE IS NOT AVAILABLE IF DOLLAR COST AVERAGING IS SELECTED..
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5. TELEPHONE                  I(We) acknowledge that neither the Company nor any person authorized by the Company will be
   TRANSFER                   responsible for any claim, loss, liability or expense in connection with a telephone transfer if the
   AUTHORIZATION              Company or such other person acted on telephone transfer instructions in good faith in reliance on this authorization.

                              / / Check here if you DO NOT WISH to authorize telephone transfer instructions.
                              / / Check here if you DO NOT WISH to authorize your registered representative/agent to make telephone transfers.
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6. DOLLAR COST                SELECT ONE TRANSFER OPTION ($50 MINIMUM PER TRANSFER):
   AVERAGING                  / / $ _______________ monthly  / / % _______________ quarterly

   (Follow                    Each amount transferred is to be applied to the following Fund(s) in these percentages (USE WHOLE
   instructions in            PERCENTAGES ONLY.  TOTAL MUST EQUAL 100%).
   Section 3 before
   completing this            I(We) understand that these transfers will continue until the Fund is exhausted or I(we) terminate the
   section)                   program, whichever occurs earlier.  I(We) also understand that I(we) may add to such Fund at any time to continue this program or may change the periodic amounts.

                              AIM VARIABLE INSURANCE FUNDS, INC.                     JANUS ASPEN SERIES
                              ____$ AIM V.I. Growth Fund                             ____% Balanced Portfolio
                              ____% AIM V.I. International Equity Fund               ____% Worldwide Growth Portfolio
                              ____% AIM V.I. Value Fund
                                                                                     LINCOLN NATIONAL
                              BARON CAPITAL FUNDS TRUST                              ____% LN Bond Fund, Inc.
                              ____% Baron Capital Asset Fund                         ____% LN Capital Appreciation Fund, Inc.
                                                                                     ____% LN Equity Income Fund, Inc.
                              BT INSURANCE FUNDS TRUST                               ____% LN Global Asset Allocation Fund, Inc.
                              ____% BT EAFE-Registered Trademark- Equity Index Fund  ____% LN Money Market Fund, Inc.
                              ____% BT Equity 500 Index Fund                         ____% LN Social Awareness Fund, Inc.
                              ____% BT Small Cap Index Fund
                                                                                     MFS-Registered Trademark- VARIABLE INSURANCE
                              DELAWARE GROUP PREMIUM FUND, INC.                      TRUST
                              ____% Delchester Series                                ____% MFS Emerging Growth Series
                              ____% Devon Series                                     ____% MFS Total Return Series
                              ____% Emerging Markets Series                          ____% MFS Utilities Series
                              ____% REIT Series
                              ____% Small Cap Value Series                           NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
                              ____% Trend Series                                     ____% AMT Mid-Cap Growth Portfolio
                                                                                     ____% AMT Partners Portfolio

                              FIDELITY VARIABLE INSURANCE PRODUCTS FUND II           TEMPELTON VARIABLE PRODUCTS SERIES FUND
                              ____% Contrafund Portfolio - Service Class             ____% International Fund - Class 2
                                                                                     ____% Stock Fund - Class 2
                              FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
                              ____% Growth Opportunities Portfolio - Service Class

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7. CERTIFICATIONS             I(We) have read the above questions and answers and declare that they are complete and true to the best of my (our) knowledge and belief.  I(We) agree, a) that this VUL/SVUL Addendum to Application and Life Insurance Application (Part I pages 1, 2, 3 and 4, and Part II, or Part IIA, if required)
                              shall form a part of any policy/contract issued, and b) that no Agent/Representative of the Company shall have the authority to waive a complete answer to any question in this Addendum to Application, make or alter any contract, or waive any of the Company's other rights or requirements.  I(We)
                              further agree that no insurance shall take effect unless and until the policy/contract has been delivered to and accepted by me(us) and the initial premium paid during the lifetime of the Proposed
                              Insured(s), and provided the Proposed Insured(s) remain in the state of health and insurability represented in Parts I and II, or Part IIA if required, of this Application.

                              I(We) acknowledge receipt of a current prospectus.
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8. SIGNATURES
                              Signed at _____________________________________________________      On _______/_______/_______
                                                            CITY/STATE                                    MO.     DAY    YEAR

                              _______________________________________________________________________________________________
                                                              SIGNATURE OF PROPOSED INSURED(S)

                              _______________________________________________________________________________________________
                                                   SIGNATURES OF OWNER(S) IF OTHER THAN PROPOSED INSURED(S)

                              _______________________________________________________________________________________________
                                                                    SIGNATURE OF WITNESS

                              _______________________________________________________________________________________________
                                                    SIGNATURE OF LICENSED AGENT/REGISTERED REPRESENTATIVE
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